UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2005

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 12, 2005, Avon Products, Inc. (“Avon”) issued a press release announcing that Robert J. Corti, Avon’s Executive Vice President and Chief Financial Officer, will no longer serve as the Chief Financial Officer effective November 1, 2005. It is expected that Mr. Corti will remain with Avon through the first quarter of 2006 in a non-finance related capacity to assist with the transition to new leadership and will thereafter retire. Avon also announced that it is expected that Charles Cramb, 59, will join Avon as the Executive Vice President, Finance and Technology and Chief Financial Officer effective November 1, 2005. A copy of the press release is attached as an exhibit hereto and is incorporated herein by reference.

Mr. Cramb has served as the Senior Vice President, Finance and Chief Financial Officer of The Gillette Company, a global consumer products company, since 1997. Mr. Cramb is currently a member of the Board of Directors of Idenix Pharmaceuticals, Inc. and Tenneco Automotive Inc.

Avon will subsequently file an amendment to this Current Report on Form 8-K once definitive terms of an employment offer letter with Mr. Cramb have been agreed to.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release dated October 12, 2005

(Page 2 of 3 Pages)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: October 13, 2005

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Avon Products, Inc. dated October 12, 2005